October 19, 2021 2021 Third Quarter Earnings Presentation

1 Forward–Looking Statements Certain statements contained in this presentation that are not historical in nature may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the ongoing impact of the COVID-19 global pandemic and new virus variants on FB Financial Corporation’s (the “Company”) business operations and statements related to the Company’s future plans, results, strategies, and expectations, including expectations related to the Company’s Allowance for Credit Losses. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “project,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon management's current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. The inclusion of these forward-looking statements should not be regarded as a representation by the Company or any other person that such expectations, estimates, and projections will be achieved. Accordingly, the Company cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of inflation, interest rate fluctuations, changes in the economy or global supply chain, supply-demand imbalances affecting local real estate prices, and high unemployment rates in the local or regional economies in which the Company operates and/or the US economy generally, (2) the ongoing effects of the COVID-19 pandemic, including the magnitude and duration of the pandemic and the emergence of new variants, and its impact on general economic and financial market conditions and on our business and our customers' business, results of operations, asset quality and financial condition, (3) ongoing public response to the vaccines that were developed against the virus as well as the decisions of governmental agencies with respect to vaccines, including recommendations related to booster shots and requirements that seek to mandate that individuals receive or employers require that their employees receive the vaccine, (4) those vaccines' efficacy against the virus, including new variants, (5) changes in government interest rate policies and its impact on our business, net interest margin, and mortgage operations, (6) our ability to effectively manage problem credits, (7) the Company’s ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions, (8) difficulties and delays in integrating acquired businesses or fully realizing costs savings, revenue synergies and other benefits from future and prior acquisitions, (9) the Company’s ability to successfully execute its various business strategies, (10) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including legislative developments, (11) the potential impact of the proposed phase-out of the London Interbank Offered Rate ("LIBOR") or other changes involving LIBOR, (12) the effectiveness of our cybersecurity controls and procedures to prevent and mitigate attempted intrusions, (13) the Company's dependence on information technology systems of third party service providers and the risk of systems failures, interruptions, or breaches of security, and (14) general competitive, economic, political, and market conditions. Further information regarding the Company and factors which could affect the forward-looking statements contained herein can be found in the Company’s Annual Report on Form 10- K for the fiscal year ended December 31, 2020, and in any of the Company’s subsequent filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this presentation, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the company. The Company qualifies all forward-looking statements by these cautionary statements.

2 Use of non-GAAP financial measures This presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures include, without limitation, adjusted earnings, adjusted diluted earnings per share, adjusted and unadjusted pre-tax pre-provision earnings, core revenue, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted mortgage contribution, adjusted return on average tangible common equity, adjusted pretax pre-provision return on average tangible common equity, adjusted return on average assets and equity, and adjusted pre-tax pre-provision return on average assets and equity. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company also includes an adjusted allowance for credit losses, adjusted loans held for investment, and adjusted allowance for credit losses to loans held for investment, which all exclude the impact of PPP loans. The Company refers to these non-GAAP measures as adjusted measures. Also, the Company presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity and adjusted return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non- GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non- GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. The following tables provide a reconciliation of these measures to the most directly comparable GAAP financial measures.

FirstBank

3Q 2021 highlights

Key highlights

- Excluding PPP loans, loans grew 8.0% annualized in 3Q 2021, or $144 million. YTD 2021 annualized growth, excluding PPP loans, of 8.1%, or $415 million
- Noninterest bearing deposits increased by $125 million, or 19.9% annualized
- $9.4 million of originally funded $315 million in PPP loans remaining as of 3Q 2021, $0.1 million in expected fee income from the program remaining
- Cost of total deposits decreased by 5 basis points from 2Q 2021, while contractual yield on loans held for investment declined by 8 basis points
- ACL to loans HFI declined from 2.01% as of 2Q 2021 to 1.91% as of 3Q 2021 as economic forecasts continue to improve
- Remaining loan deferrals of $18 million in outstanding balances as of 3Q 2021. $5 million are full deferral or principal and interest. $13 million are on interest-only payment plans.
- Commercial Loans Held For Sale portfolio balances down to $100 million as of 3Q 2021 compared to $430 million at announcement of Franklin Financial Network transaction and $124 million as of 2Q 2021
- Total mortgage contribution of $8.9 million, $4.9 million beat to prior guidance of $2 million - $4 million

Financial results

	3Q 2021
Diluted earnings per share	$0.94
Adjusted diluted earnings per share[1]	*$0.89*
Net income ($mm)	$45.3
Adjusted net income[1] ($mm)	*$42.7*
Return on average assets	1.51%
Adjusted return on average assets[1]	*1.42%*
Return on average equity	12.9%
Adjusted return on average equity[1]	*12.2%*
Return on average tangible common equity[1]	15.9%
Adjusted return on average tangible common equity[1]	*15.0%*
Adjusted pre-tax, pre-provision earnings[1] ($mm)	$51.2
Adjusted pre-tax, pre-provision return on average assets[1]	1.71%
Adjusted pre-tax, pre-provision return on average tangible common equity[1]	18.0%
Net interest margin	3.20%
Impact of accretion and nonaccrual interest (bps)	*2*
Efficiency ratio	64.4%
Core efficiency ratio[1]	*64.7%*
Tangible common equity / tangible assets[1]	9.9%

[1] Results are non-GAAP financial measures that adjust GAAP reported net income, total assets, equity and other metrics for certain intangibles, income and expense items as outlined in the non-GAAP reconciliation calculations, using a combined marginal income tax rate of 26.06% excluding one-time items. See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

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4 4.46% 4.66% 4.34% 3.46% 3.19% 2017 2018 2019 2020 YTD21 Core earnings power ¹ See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures. Adjusted return on average assets¹ 1.52% 1.69% 1.55% 1.68% 1.57% 2017 2018 2019 2020 YTD21 Drivers of profitability Net interest margin Noninterest income ($mm)Loans/deposits Core efficiency ratio1 68.1% 65.8% 65.4% 59.2% 65.4% 2017 2018 2019 2020 YTD21 $142 $131 $135 $302 $175 2017 2018 2019 2020 YTD21 101% 95% 95% 84% 81% 86% 88% 89% 75% 72% 15% 7% 6% 9% 9% 2017 2018 2019 2020 3Q21 Loans excluding HFS Loans HFS

5 Stable net interest margin Historical yield and costs ¹ Includes tax-equivalent adjustment. 2 Excess liquidity defined as interest-bearing deposits with other financial institutions in excess of 5% of average tangible assets. Assumes funded from all interest bearing liabilities. $5,000 $6,000 $7,000 $8,000 $9,000 $10,000 $11,000 $12,000 -- 1.0% 2.0% 3.0% 4.0% 5.0% 3Q20 4Q20 1Q21 2Q21 3Q21 Av g. in te re st e ar ni ng as se ts ($ m m ) Yi el ds a nd C os ts (% ) Average interest earning assets Yield on loans Cost of deposits NIM NIM1 3.28% 3.32% 3.19% 3.18% 3.20% Impact of accretion and nonaccrual interest (bps) 5 4 3 1 2 Impact of excess liquidity2 (bps) (15) (22) (33) (37) (28) Deposit Cost: Cost of MMDA 0.66% 0.57% 0.50% 0.38% 0.31% Cost of customer time 1.44% 1.04% 0.90% 0.63% 0.61% Cost of interest-bearing 0.76% 0.63% 0.53% 0.41% 0.34% Total deposit cost 0.56% 0.46% 0.41% 0.31% 0.26% Loans HFI Yield: Contractual interest 4.36% 4.39% 4.39% 4.31% 4.23% Origination and other loan fee income 0.26% 0.36% 0.38% 0.39% 0.35% Nonaccrual interest 0.04% 0.05% 0.04% 0.03% 0.02% Accretion on purchased loans 0.04% 0.02% 0.00% (0.01%) 0.01% Total loan (HFI) yield 4.70% 4.81% 4.81% 4.72% 4.61%

Mortgage volumes improved in 3Q 2021

Highlights

- Total mortgage pre-tax contribution[1] of $8.9 million for the third quarter
- As mortgage rates and volumes have normalized, margins have stabilized
- The housing market continues to face supply shortages, weighing on purchase volume
- Pipeline at the end of 3Q 2021 of $738 million, as compared to $787 million at the end of 2Q 2021
- Mortgage banking income of $45.4 million in 3Q 2021 compared to $35.5 million in 2Q 2021

Quarterly mortgage production



Consumer Direct
Retail
3Q20
2Q21
3Q21

	3Q20	2Q21	3Q21
IRLC volume:	**$2,419mm**	**$1,775mm**	**$2,012mm**
IRLC pipeline[2]:	**$1,364mm**	**$787mm**	**$738mm**
Refinance %:	**76%**	**58%**	**66%**
Purchase %:	**24%**	**42%**	**34%**

Mortgage banking income ($mm)

	3Q20	2Q21	3Q21
Gain on Sale	$76.5	$49.4	$39.2
Fair value changes	$10.1	($17.6)	$1.0
Servicing Revenue	$5.5	$6.8	$7.6
Fair value MSR changes	($7.4)	($3.1)	($2.4)
Total Income	**$84.7**	**$35.5**	**$45.4**

Mark to Market Value and Gain on Sale Margin



Mark to Market Value 3
Gain on Sale Margin
3.99%
4.32%
3.42%
4.59%
2.91%
3.68%
2.42%
2.94%
2.44%
2.55%
3Q20
4Q20
1Q21
2Q21
3Q21

[1] See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.
[2] As of the respective period-end.
[3] Defined as the fair value plus related derivatives for mandatory and best efforts divided by their pull-through weighted volume.

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Managing expenses and investing to support growth

Highlights

- Consolidated 3Q 2021 core efficiency ratio[1] of 64.7%
- Change in segment definitions 1Q 2021 as mortgage retail footprint no longer included in the banking segment
- Banking segment improvement reflects relatively flat expense base paired with growth in revenue. Continue to balance managing expenses in a zero-rate environment while making prudent investments in people and technology
- Mortgage efficiency improved as refinance volume returned and margins stabilized

Core efficiency ratio (tax-equivalent basis)[1]



Banking segment
Consolidated
Mortgage segment
61.7%
57.4%
53.4%
54.0%
58.5%
65.2%
58.6%
63.0%
70.4%
58.6%
68.9%
97.9%
57.9%
64.7%
80.0%
3Q20
4Q20
1Q21
2Q21
3Q21

[1] See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures. During the first quarter of 2021, the Company re-evaluated its reportable business segments to align all retail mortgage activities with the Mortgage segment. Previously, the Company chose to assign retail mortgage activities within the Banking geographical footprint to the Banking segment. The results of mortgage retail footprint have been assigned to the Mortgage segment for all periods presented. As such, historical segment efficiency ratios have been recast for consistency with these changes.

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Well-capitalized for future opportunities

Capital position

	3Q20[1]	2Q21[1]	3Q21[1,2]
Shareholder's equity/Assets	11.3%	11.5%	11.9%
TCE/TA[3]	9.2%	9.5%	9.9%
Common equity tier 1/Risk-weighted assets	11.8%	12.4%	12.3%
Tier 1 capital/Risk-weighted assets	12.1%	12.7%	12.7%
Total capital/Risk-weighted assets	15.3%	14.9%	14.6%
Tier 1 capital /Average assets	11.8%	10.1%	10.4%
C&D loans subject to 100% tier 1 capital plus ACL[4]	92%	90%	91%
CRE loans subject to 300% tier 1 capital plus ACL[4]	232%	251%	247%

Tangible book value per share[3]



CAGR since IPO 15.6% (September 2016)
$11.56
$11.58
$14.56
$17.02
$18.55
$21.73
$23.90
3Q16
4Q16
4Q17
4Q18
4Q19
4Q20
3Q21

Simple capital structure



Tier 2 ACL 6%
Subordinated Notes 7%
Trust Preferred 2%
Common Equity Tier 1 Capital 85%

Total regulatory capital $1,400[2] mm

[1] For regulatory capital purposes, the CECL impact over 2020 and 2021 is gradually phased-in from Common Equity Tier 1 Capital to Tier 2 capital. As of 3Q20, 2Q21 and 3Q21, respectively, $55.5 million, $45.7 million and $44.4 million are being added back to CET 1 and Tier 1 Capital, and $61.4 million, $51.5 million and $50.2 million are being taken out of Tier 2 capital. [2] Total regulatory capital, FB Financial Corporation. 3Q21 calculation is preliminary and subject to change. [3] See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. [4] Tier 1 capital at FirstBank as defined in Call Report.

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9 Noninterest- bearing checking 26% Interest-bearing checking 28% Money market 30% Savings 4% Time 12% 54% Checking accounts Valuable core deposit base ¹ Includes mortgage servicing-related deposits of $194.3 million, $147.9 million, $170.9 million, $166.1 million and $190.6 million for the quarters ended September 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021, respectively. Total deposits ($mm) Cost of deposits Noninterest bearing deposits1 ($mm) Deposit composition $9,002 $9,396 $10,219 $10,163 $10,044 $92 $62 $38 $41 $28 $9,094 $9,458 $10,257 $10,204 $10,072 3Q20 4Q20 1Q21 2Q21 3Q21 Customer deposits Brokered and internet time deposits $2,288 $2,274 $2,431 $2,485 $2,610 3Q20 4Q20 1Q21 2Q21 3Q21 25.2% 24.0% 23.7% 24.4% 25.9% 0.56% 0.46% 0.41% 0.31% 0.26%0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 3Q20 4Q20 1Q21 2Q21 3Q21 Noninterest bearing (%) Cost of total deposits (%)

FirstBank

Balanced loan portfolio

Portfolio mix



Other 4%
1-4 family 16%
1-4 family HELOC 6%
Multifamily 5%
C&D 16%
CRE 2 23%
C&I 1 30%

C&I[1] exposure by industry

	Balance Ex. PPP				PPP
	C&I	CRE-OO	Total	% of Total	Loans
Real Estate Rental and Leasing	$ 295.2	$ 154.4	$ 449.6	20.6%	0.2
Finance and Insurance	239.5	11.2	250.7	11.5%	0.5
Retail Trade	114.5	124.7	239.2	11.0%	0.3
Manufacturing	124.0	58.0	182.0	8.3%	0.9
Health Care and Social Assistance	55.7	120.1	175.8	8.0%	0.5
Other Services (except Public Administration)	20.9	124.3	145.2	6.7%	0.2
Wholesale Trade	90.8	52.0	142.8	6.5%	0.1
Construction	68.3	49.2	117.5	5.4%	0.3
Accomodation and Food Services	20.9	88.4	109.3	5.0%	1.2
Transportation and Warehousing	55.1	18.3	73.4	3.4%	1.3
Professional, Scientific and Technical Services	35.3	24.2	59.5	2.7%	0.3
Arts, Entertainment and Recreation	18.3	33.2	51.5	2.4%	0.3
Information	20.4	18.2	38.6	1.8%	0.0
Other	84.1	62.0	146.1	6.7%	3.3
Total	**$ 1,243.0**	**$ 938.2**	**$ 2,181.2**	**100.0%**	**$ 9.4**

CRE[2] exposure by type



Other 23%
Retail 19%
Hotel 18%
Office 18%
Warehouse / Industrial 11%
Land-Mobile Home Park 4%
Self Storage 4%
Healthcare Facility 3%

C&D exposure by type



Other 9%
Self Storage 2%
Multifamily 3%
Retail 4%
1-4 Consumer Construction 9%
Commercial Land 30%
1-4 Family to be sold 43%

[1] C&I includes owner-occupied CRE. PPP Loans comprise 0.4% of C&I loans, or 0.1% of gross loans (HFI). [2] Excludes owner-occupied CRE.

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11  Total deferrals across the entire loan portfolio are down to $18 million. $13 million are paying interest, while $5 million are full deferrals of principal and interest.  Credit quality remains satisfactory overall  Monitoring the ability of Retail, Hotel and Restaurant customers to hire sufficient staff as well as the potential for a resurgence of Covid in the winter, but generally comfortable with current outlook for industries of concern Pandemic-related credit update Industries of concern deferral overview Industry exposures / gross loans (HFI) 8.8% 4.6% 4.4% 2.2% 1.7% 1.7% Retail Hotel Healthcare Restaurant Other Leisure Transportation Industries of concern credit quality 0.0% 0.0% 0.0%0.0% 3 9 1.5% 0.0% Retail Hotel Healthcare Restaurant Other Leisure Transportation Interest Only / Industry Loans Full P&I Deferral / Industry Loans 0.8% 1.2% 1.5% 1.8% 0.1% 1.4% 3.9% 9.0% 0.4% 1.9% 0.6% Retail Hotel Healthcare Restaurant Other Leisure Transportation Special Mention / Industry Loans Classified / Industry Loans

12 0.61% 0.91% 0.94% 0.83% 0.59% 0.64% 0.75% 0.77% 0.66% 0.50% 3Q20 4Q20 1Q21 2Q21 3Q21 NPLs (HFI)/loans (HFI) NPAs/assets 2.66% 2.48% 2.29% 2.03% 1.91% 3Q20 4Q20 1Q21 2Q21 3Q21 (0.01%) 0.58% 0.05% 0.02% 0.13% 3Q20 4Q20 1Q21 2Q21 3Q21 Asset quality remains solid Nonperforming ratios Classified loans / loans HFI LLR/loans HFI (excluding PPP loans)2 Net charge-offs (recoveries) / average loans 1 Includes acquired excess land and facilities held for sale–see page 14 of the Quarterly Financial Supplement. 2 See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures. 1.76% 1.87% 2.22% 2.09% 1.80% 3Q20 4Q20 1Q21 2Q21 3Q21 1

Allowance for credit losses overview

- Current Expected Credit Loss (CECL) Allowance for Credit Losses (ACL) model utilizes Moody's model with key economic data summarized below:

	FQE,		FYE 12/31,				
	4Q 2021	1Q 2022	2021	2022	2023	2024	2025
GDP (bcw$)	$ 19,864.7	$ 19,904.1	$ 19,505.0	$ 19,971.9	$ 20,432.3	$ 21,040.6	$ 21,643.8
Annualized % Change	2.5%	0.8%	6.1%	2.4%	2.3%	3.0%	2.9%
Total Employment (millions)	146.8	146.2	145.6	147.6	150.1	151.3	152.9
Unemployment Rate	6.3%	6.7%	5.9%	5.7%	4.4%	4.6%	4.2%
CRE Price Index	307.3	300.1	307.3	294.9	333.3	357.0	380.3
NCREIF Property Index: Rate of Return	1.0%	1.2%	2.1%	0.9%	2.3%	2.9%	2.9%

ACL / Loans HFI by Category



3Q 2020
2Q 2021
3Q 2021
Gross Loans HFI (Ex. PPP) [2]: 2.66% 2.03% 1.91%
Commercial & Industrial [3]: 0.65% 0.88% 1.25%
Non-Owner Occ CRE: 3.51% 2.56% 2.15%
Construction: 5.34% 2.88% 2.50%
Multifamily: 4.33% 3.71% 3.70%
1-4 Family Mortgage: 1.60% 1.75% 1.45%
1-4 Family HELOC: 2.73% 1.67% 1.47%
Consumer & Other: 3.38% 3.27% 3.46%

[1]Source: Moody's "August 2021 U.S. Macroeconomic Outlook Baseline and Alternative Scenarios". [2] See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. [3] Commercial and Industrial excludes $9.4 million, $57.4 million and $310.7 million in PPP loans for September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

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14 Appendix

15 GAAP reconciliation and use of non-GAAP financial measures Adjusted net income and diluted earnings per share

16 GAAP reconciliation and use of non-GAAP financial measures Adjusted pre-tax, pre-provision earnings

17 GAAP reconciliation and use of non-GAAP financial measures Adjusted earnings and diluted earnings per share*

18 GAAP reconciliation and use of non-GAAP financial measures Adjusted pre-tax, pre-provision earnings

19 GAAP reconciliation and use of non-GAAP financial measures Core efficiency ratio (tax-equivalent basis)

20 GAAP reconciliation and use of non-GAAP financial measures Core efficiency ratio (tax-equivalent basis)

21 GAAP reconciliation and use of non-GAAP financial measures Segment core efficiency ratios (tax-equivalent basis)

22 GAAP reconciliation and use of non-GAAP financial measures Adjusted mortgage contribution

23 GAAP reconciliation and use of non-GAAP financial measures Tangible assets and equity and tangible book value per share

24 GAAP reconciliation and use of non-GAAP financial measures Return on average tangible common equity

25 GAAP reconciliation and use of non-GAAP financial measures Return on average tangible common equity

26 GAAP reconciliation and use of non-GAAP financial measures Adjusted return on average assets and equity

27 GAAP reconciliation and use of non-GAAP financial measures Adjusted return on average assets and equity

28 GAAP reconciliation and use of non-GAAP financial measures Adjusted Allowance for Credit Losses to Loans Held for Investment